Exhibit 10.70
AUTOBYTEL INC.

AMENDMENT NO. 1
 TO
SEVERANCE BENEFITS AGREEMENT

This Amendment No. 1 to Severance Benefits Agreement ("Amendment") is entered into effective as of November 14, 2012 ("Amendment Effective Date") between Autobytel Inc., a Delaware corporation ("Autobytel" or "Company") and Kimberly S. Boren ("Employee").
Background
Autobytel and Employee have previously entered into an Amended and Restated Severance Benefits Agreement dated as of February 25, 2011 ("Severance Benefits Agreement").  The Internal Revenue Service ("IRS") has issued new guidance regarding interpretation of Section 409A of the Code and the IRS' rules and regulations thereunder relating to release contingencies in agreements providing for payment of severance benefits upon a termination of employment. The IRS has provided guidance permitting corrective amendments to agreements with release contingencies to comply with Section 409A and the rules and regulations thereunder. The parties desire to amend the Severance Benefits Agreement to take advantage of such corrective amendments.

Since the date of the Severance Benefits Agreement, Employee has been promoted to Senior Vice President, Analytics and Advertising Operations, and the Company has determined that it is in its best interests to provide Employee with additional incentives and comfort regarding Employee's position with the Company to encourage Employee's continued employment with, and dedication to the business of, the Company.  Therefore, Employee's severance term is being increased from nine months to twelve months.

The parties have also identified a drafting error in the definition of Change in Control. The second paragraph of such definition should reference to individuals who were on the Company's board of directors as of the Effective Date of the Severance Benefits Agreement.  The Severance Benefits Agreement incorrectly refers to individuals who were on the Company's board of directors as of the "Date of Grant of this option award."

In addition, the parties have identified a drafting error in the form of Separation Agreement and Release attached as an exhibit to the Severance Benefits Agreement ("Release"). Section 9 of the Release incorrectly provides that the Employee is releasing the Company from claims for the Company's failure to make some payments to Employee under the Severance Benefits Agreement and, if applicable, claims under the ADEA. The parties acknowledge that this is not the intent of the parties and that the intent of the parties was to have Employee release the Company from all claims, including claims under the ADEA, but excluding claims relating to enforcement of the Release.  The parties desire to amend the form of Release to correctly reflect their intent.

Finally, the parties acknowledge that under the ADEA, for persons age 40 and over at the time of termination of employment who are releasing ADEA claims, the ADEA and the rules and regulations thereunder provide for extended consideration periods of either 21 or 45 days for the employee to consider executing the Release and may require the delivery of additional information to the terminated employee, depending on the circumstances of the termination (i.e., if the termination was in connection with a "group" termination). The form of Release attached to the Severance Benefits Agreement does not provide for the extended consideration period or the delivery of additional information in the case of a group termination. The parties desire to provide Employee with the extended consideration period and additional information delivery in the event Employee is age 40 or over at the time of termination and the termination is in connection with a "group" termination.

In order to implement the foregoing and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows. Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Severance Benefits Agreement.

1.            Amendments to Severance Benefits Agreement.

(a)            The second paragraph of the definition of Change in Control in Section 1(e) of the Severance Benefits Agreement is hereby amended in its entirety to read as follows:

(ii)        When the individuals who, as of the Effective Date, constitute the Board ("Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided however, that any individual becoming a director subsequent to such date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this section, be counted as a member of the Incumbent Board in determining whether the Incumbent Board constitutes a majority of the Board.

(b)            Section 1(j) of the Severance Benefits Agreement is hereby amended in its entirety to read as follows:

(j) "Employee's Position" means Employee's position as the Senior Vice President, Analytics and Advertising Operations of the Company.

(c)            Section 1(n) of the Severance Benefits Agreement is hereby amended in its entirety to read as follows:

(n) "Severance Period" shall equal twelve (12) months.

(d)            Sections 2(c) and 2(d) of the Severance Benefits Agreement are hereby amended in their entirety to read as follows:

(c)            The payments and benefits set forth in Sections 2(a) and 2(b) are conditioned upon and shall be provided to Employee only if (i) Employee has executed and delivered to the Company a Separation and Release Agreement in favor of the Company and Releasees, which agreement shall be substantially in the form attached hereto as Exhibit A ("Release") no later than the expiration of the applicable period of time allowed for Employee to consider the Release as set forth in Section 13 of the Release ("Release Consideration Period"); (ii) Employee has not revoked the Release prior to the expiration of the applicable revocation period set forth in Section 13 of the Release ("Release Revocation Period"); and (iii) the Release has become effective and non-revocable no later than the cumulative period of time represented by the sum of the maximum Release Consideration Period and the maximum Release Revocation Period. No payments or benefits set forth in Sections 2(a) or 2(b) shall be due or payable to, or provided to, Employee if the Release has not become effective and non-revocable in accordance with the requirements of this Section 2(c).

(d)            Upon satisfaction of the conditions set forth in Section 2(c), but subject to the last sentence of this Section 2(d), all payments under Section 2(a)(A) shall be made to Employee within five (5) business days after the Release becomes effective and non-revocable in accordance with its terms. In any case, the payment under Section 2(a)(A) shall be made no later than two and one-half months after the end of the calendar year in which Employee's Separation from Service occurs, provided that the Release shall have become effective and non-revocable in compliance with Section 2(c) prior to expiration of such two and one-half month period. If the period of time covered by the entire allowed Release Consideration Period, the entire Release Revocation Period and the entire five business day period described above in this Section 2(d) (considering such periods consecutively) begins in one calendar year and ends in the following calendar year, all payments under Section 2(a)(A) shall be made to Employee on the first business day of such following calendar year which is five (5) or more business days after the date on which the Release became effective and non-revocable in accordance with its terms.

(e)            Section 3 of the Severance Benefits Agreement is hereby amended in its entirety to read as follows:

3.            Taxes.  All payments made pursuant to this Agreement will be subject to withholding of applicable taxes. Notwithstanding the foregoing, and except as otherwise specifically provided elsewhere in this Agreement, Employee is solely responsible and liable for the satisfaction of any federal, state, province or local taxes that may arise with respect to this Agreement (including any taxes and interest arising under Section 409A of the Code).  Neither the Company nor any of its employees, directors, or service providers shall have any obligation whatsoever to pay such taxes or interest, to prevent Employee from incurring them, or to mitigate or protect Employee from any such tax or interest liabilities.

Notwithstanding anything in this Agreement to the contrary, if any amounts that become due under this Agreement on account of Employee's termination of employment constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code, payment of such amounts shall not commence until Employee incurs a Separation from Service.  If, at the time of Employee's Separation from Service under this Agreement, Employee is a "specified employee" (within the meaning of Section 409A of the Code), any amounts that constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code that become payable to Employee on account of Employee's Separation from Service (including any amounts payable pursuant to the preceding sentence) will not be paid until after the end of the sixth calendar month beginning after Employee's Separation from Service ("409A Suspension Period").  Within 14 calendar days after the end of the 409A Suspension Period, Employee shall be paid a lump sum payment, without interest, in cash equal to any payments delayed because of the preceding sentence.  Thereafter, Employee shall receive any remaining benefits as if there had not been an earlier delay.  With respect to the reimbursement of expenses to which Employee is entitled under this Agreement, if any, or the provision of in-kind benefits to Employee as specified under this Agreement, if any, such reimbursement of expenses or provision of in-kind benefits shall be subject to the following conditions:  (i) the expenses eligible for reimbursement or the amount of in-kind benefits provided in one taxable year shall not affect the expenses eligible for reimbursement or the amount of in-kind benefits provided in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Section 105(b) of the Code, solely to the extent that the arrangement provides for a limit on the amount of expenses that may be reimbursed under such arrangement over some or all of the period in which the reimbursement arrangement remains in effect; (ii) the reimbursement of an eligible expense shall be made no later than the end of the calendar year after the calendar year in which such expense was incurred; (iii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit; and (iv) the right to reimbursement or provision of in-kind benefits shall not apply to any expenses incurred or benefits to be provided beyond the last day of the second taxable year following the year in which Employee's Separation from Service occurred.

2.            Release Corrections.
(a)  Section 9 of the Release is hereby amended in its entirety to read as follows:
In consideration for the payments provided for in Paragraph 3, you unconditionally release and forever discharge the Company, and the Company's current, former, and future controlling shareholders, subsidiaries, affiliates, related companies, predecessor companies, divisions, directors, trustees, officers, employees, agents, attorneys, successors, and assigns (and the current, former, and future controlling shareholders, directors, trustees, officers, employees, agents, and attorneys of such subsidiaries, affiliates, related companies, predecessor companies, and divisions) (referred to collectively as "Releasees"), from any and all known and unknown claims, demands, actions, suits, causes of action, obligations, damages and liabilities of whatever kind or nature and regardless of whether the knowledge thereof would have materially affected your agreement to release the Company hereunder, based on any act, omission, event, occurrence, or nonoccurrence from the beginning of time to the date of execution of this Release, including, but not limited to, claims that arise out of or in any way relate to your employment or your separation from employment with the Company, including those rights or claims arising under the Age Discrimination in Employment Act ("ADEA").  The Release will not (i) waive the Employee's rights to indemnification under the Company's certificate of incorporation or by-laws or, if applicable, any written agreement between the Company and the Employee, or under applicable law; or (ii) constitute a release of any claims to enforce this Release.

With respect to the various rights and claims under the ADEA being waived by you in this Agreement, you specifically acknowledge that you have read and understand the provisions of paragraphs 13, 14, and 15 below before signing this Agreement. This general release does not cover rights or claims under the ADEA arising after you sign this Agreement.

(b)  Section 13 of the Release is hereby amended in its entirety to read as follows:
[Alternative 1 for Section 13 if Employee is NOT age 40 or over at time of separation from employment]

You understand that You have seven (7) days after this Release has been delivered to You by the Company to decide whether to sign this Release, although You may sign this Release at any time within the seven (7) day period.  If You do sign it, You also understand that You will have an additional three (3) days after the date You deliver this signed Release to the Company and to change your mind and revoke this Release, in which case a written notice of revocation must be delivered to the Company's Chief Legal Officer, Autobytel Inc., 18872 MacArthur Blvd. Suite 200, Irvine, California 92612-1400, on or before the third (3rd) day after your delivery of this signed Release to the Company (or on the next business day if the third calendar day is not a business day).  You understand that this Release will not become effective or enforceable until after that three (3) day period has passed.  If You revoke this Release, this Release shall not be effective or enforceable as to any rights You may have under this Release.  In the event that You revoke this Release, You will not be entitled to the payments and benefits specified in Paragraph 2.

[Alternative 2 for Section 13 if Employee is age 40 or over at time of separation from employment, separation from employment is NOT in connection with a group separation under ADEA]

You understand that You have twenty-one (21) days after this Release has been delivered to You by the Company to decide whether to sign this Release, although You may sign this Release at any time within the twenty-one (21) day period.  If You do sign it, You also understand that You will have an additional seven (7) days after the date You deliver this signed Release to the Company and to change your mind and revoke this Release, in which case a written notice of revocation must be delivered to the Company's Chief Legal Officer, Autobytel Inc., 18872 MacArthur Blvd. Suite 200, Irvine, California 92612-1400, on or before the seventh (7th) day after your delivery of this signed Release to the Company (or on the next business day if the seventh calendar day is not a business day).  You understand that this Release will not become effective or enforceable until after that seven (7) day period has passed.  If You revoke this Release, this Release shall not be effective or enforceable as to any rights You may have under this Release.  In the event that You revoke this Release, You will not be entitled to the payments and benefits specified in Paragraph 2.

[Alternative 3 for Section 13 if Employee is age 40 or over at time of separation from employment, separation from employment IS in connection with a group termination under ADEA]
(a)            You understand that You have forty-five (45) days after this Release has been delivered to You by the Company to decide whether to sign this Release, although You may sign this Release at any time within the forty-five (45) day period.  If You do sign it, You also understand that You will have an additional seven (7) days after You sign to change your mind and revoke this Release, in which case a written notice of revocation must be delivered to the Company's Chief Legal Officer, Autobytel Inc., 18872 MacArthur Blvd. Suite 200, Irvine, California 92612-1400, on or before the seventh (7th) day after your delivery of this signed Release to the Company (or on the next business day if the seventh calendar day is not a business day).  You understand that this Release will not become effective or enforceable until after that seven (7) day period has passed.  If You revoke this Release, this Release shall not be effective or enforceable as to any rights You may have under this Release.  In the event that You revoke this Release, You will not be entitled to the payments and benefits specified in Paragraph 2.
(b)            You acknowledge that You have received the group information of employees included in the Company's ____________ [If this Alternative 3 is applicable to the circumstances of termination, then this blank will be filled in at the time] group termination program, the eligibility factors for participation in the program, and the time limits for participation in the program.  You also acknowledge that You have received lists of the ages and job titles of employees eligible or selected for the program and employees not eligible or selected for the group termination program.  This information is set forth on Appendix A attached hereto and incorporated herein by reference.

3.            No Other Changes. Except as set forth above, all other terms and conditions of the Severance Benefits Agreement remain unchanged and in full force and effect.
EMPLOYEE ACKNOWLEDGES THAT: (I) THE COMPANY HAS ADVISED EMPLOYEE TO CONSULT WITH AN ATTORNEY AND/OR TAX ADVISOR OF

Employee's choosing (and at Employee's own cost and expense) before executing this amendment, and (ii) Employee is not relying upon the Company for, and the Company has not provided, legal or tax advice to Employee in connection with this amendment.  It is the responsibility of Employee to seek independent tax and legal advice with regard to the tax treatment of this amendment and the payments and benefits that may be made or provided under the severance benefits agreement, as amended by this amendment and any other related matters. Employee acknowledges that Employee has had a reasonable opportunity to seek and consider advice from Employee's attorney and tax advisors.

IN WITNESS WHEREOF, the Company and Employee have executed and entered into this Amendment effective as of the date first shown above.
AUTOBYTEL INC.

By:            /s/ Glenn E. Fuller
Glenn E. Fuller
Executive Vice President, Chief Legal and Administrative Office and Secretary

EMPLOYEE

                          /s/ Kimberly S. Boren
Kimberly S. Boren

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